PROMISSORY NOTE

$66,295.27                                                  Ancramdale, New York
                                                              September 30, 1997


RONNYBROOK FARM DAIRY, INC., a New York corporation (the "Maker"), FOR VALUE RECEIVED, hereby promises to pay on June 30, 1999 to the order of RICHARD OSOFSKY (the "Holder"), the principal amount of Sixty Six Thousand Two Hundred Ninety Five Dollars and Twenty Seven Cents ($66,295.27), plus Nine Thousand Two Hundred Eighty One Dollars and Thirty Four Cents ($9,281.34), representing simple interest on such principal amount at 8% per annum from September 30, 1997 to June 30, 1999.

The Maker may prepay this Note at any time without premium or penalty.

All payments made hereunder shall first be applied to accrued and unpaid interest, if any, and the balance shall be applied to principal.

The Maker waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all of the notices not expressly provided for herein in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

Upon the occurrence of any of the following specified Events of Default (each an "Event of Default"):

      (1) the Maker shall default in the due and punctual payment of the principal or interest on this Note and such default shall remain uncured for a period of ten (10) days after written notice by the Holder to the Maker that such default has occurred and is continuing;

      (2) the Maker pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (a "Bankruptcy Law"):

            (A)   commences a voluntary case or proceeding;

            (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;
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            (C)   consents to the appointment of a custodian, receiver or other similar official for it or for all or substantially all of its property; or

            (D)   makes a general assignment for the benefit of its creditors;
                  or

      (3) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Maker in an involuntary case or proceeding;

            (B) appoints a custodian, receiver or other similar official for the Maker or for all or substantially all of its property; or

            (C) orders the liquidation of the Maker, and the order or decree remains unstayed and in effect for 90 days.

THEN, AND IN ANY SUCH EVENT, AND AT ANY TIME THEREAFTER IF ANY EVENT OF DEFAULT SHALL THEN BE CONTINUING, THE HOLDER BY WRITTEN NOTICE TO THE MAKER, MAY DECLARE THE PRINCIPAL OF AND ACCRUED INTEREST ON THIS NOTE TO BE DUE, WHEREUPON THE SAME SHALL FORTHWITH BECOME DUE AND PAYABLE.

This Note has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of New York, including but not limited to matters of construction, validity and performance.

                                          RONNYBROOK FARM DAIRY, INC.,


                                          By:  /s/ R. Sidney Osofsky
                                               ---------------------------------
                                               R. Sidney Osofsky, Vice President